Exhibit 10.iii.c.

THE MOSAIC COMPANY

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this        day of                 , 20        , (the “Grant Date”) by and between The Mosaic Company, a Delaware corporation (the “Company”) and                          (the “Participant”), who is a non-employee director on the Board of Directors of the Company.

1. Award. The Company hereby grants to Participant an award of                          restricted stock units (“RSUs”), each RSU representing the right to receive one share of common stock, par value $.01 per share (the “Common Stock”), of the Company according to the terms and conditions set forth herein and in The Mosaic Company 2004 Omnibus Stock and Incentive Plan (the “Plan”). The RSUs are granted under Section 6(c) of the Plan. A copy of the Plan has been furnished to Participant.

2. Vesting; Forfeiture; Payment Date. Except as otherwise provided in this Agreement, the RSUs awarded to a Participant shall vest on the first anniversary of the Grant Date and be paid to the Participant on the third anniversary of the Grant Date. If Participant ceases to be a director prior to the first anniversary of the Grant Date, the director shall forfeit the RSUs awarded under this Agreement unless (i) the Participant dies (in which case the RSUs shall immediately vest), or (ii) the Governance Committee of the Board of Directors in its sole discretion decides to vest in whole or in part the RSUs awarded to the Participant. If the Participant is removed as a director at any time for cause in accordance with the Company’s bylaws, the director shall forfeit the RSUs awarded under this Agreement. A director need not continue to serve as a director through the third anniversary of the Grant Date to receive payment of the RSUs. An acceleration of vesting shall not accelerate the payment date (except in the case of the Participant’s death), which shall remain the third anniversary of the Grant Date.

3. Restrictions on Transfer. The RSUs shall not be transferable other than by will or by the laws of descent and distribution. Each right under this Agreement shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s legal representative. Until the date that the RSUs are paid pursuant to Section 2, none of the RSUs or the shares of Common Stock issuable upon payment thereof (the “Shares”) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company, and no attempt to transfer the RSUs or the Shares, whether voluntarily or involuntarily, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the RSUs or the Shares. Notwithstanding the foregoing, Participant may, in the manner established pursuant to the Plan, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive payment of the RSUs if the Participant dies prior to payment.

4. Adjustments. The number of Shares are subject to equitable adjustment as provided in Section 4(c) of the Plan.

5. Dividend Equivalents. Notwithstanding Section 6 hereof, for record dates that occur before the Company issues a Participant any Shares for a vested RSU, the Participant shall be entitled to receive dividend equivalent amounts if dividends are declared by the Board of Directors on the Company’s Common Stock. The dividend equivalent amounts shall be an amount of cash per RSU equal to the dividends per share paid to common stockholders of the Company. The dividend equivalent amounts shall be accrued (without interest and earnings) rather than paid when a dividend is paid on a share of the Company’s Common Stock. The dividend equivalent amounts for an RSU shall be subject to the same vesting and payment rules as the RSU. If an RSU is forfeited, the dividend equivalents on the RSU are forfeited. The Company shall pay the dividend equivalents on an RSU when the Company makes payment with respect to the RSU in accordance with Section 6 hereof (i.e., within thirty (30) days after the third anniversary of the Grant Date).

6. Miscellaneous.

(a) Payment. Except in the case of the Participant’s death, no payment shall be made prior to the third anniversary of the Grant Date. The Participant may make an election to be paid up to 50% of the RSUs awarded to the Participant in cash rather than Shares. The Participant must make this election during an open trading window under the Company’s Policy Regarding Insider Trading and Tipping that occurs prior to the third anniversary of the Grant Date (to the extent the Participant is subject to such policy at the time of election), and in any event at a time when the Participant is not in possession of any material non-public information concerning the Company. If no election is made by the Participant prior to the third anniversary of the Grant Date, all RSUs shall be paid in Shares. The amount of cash payable to Participant pursuant to any such election shall equal the number of RSUs subject to such election, multiplied by the Fair Market Value, as defined in Section 2(l) of the Plan, of a Share on the third anniversary of the Grant Date. The Company shall pay and deliver to the Participant within thirty (30) days after the third anniversary of the Grant Date (i) the cash value, as of the third anniversary of the Grant Date, of the portion of the RSUs, if any, that the Participant has elected to receive in cash, together with all dividend equivalent amounts, if any, accrued with respect to all RSUs granted hereunder in accordance with Section 5 hereof, and (ii) with respect to the portion of the RSUs the Participant is entitled to receive as Shares, a certificate or certificates, registered in the name of Participant, or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares, and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be. The value of any fractional Shares shall be paid in cash at the time certificates evidencing the Shares are delivered to Participant. If the Participant dies, the RSUs awarded to the Participant shall be distributed to the Participant’s Beneficiary in a single lump sum cash payment (rather than stock) on the date that is ninety (90) days after the date of the Participant’s death or as soon as administratively reasonable in the same calendar year following that date, with the amount of such payment equal to the number of RSUs awarded to the Participant, multiplied by the Fair Market Value of a Share on the date of death.

(b) Income Tax Matters. The Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, if any, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant. The Company shall not be required to withhold amounts unless required by applicable law. Participant acknowledges that, because Participant is a non-employee director of the Company, the Company is not subject to any federal or state income tax withholding obligations with respect to the RSUs awarded to Participant hereunder.

(c) Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. Any term not otherwise defined in this Agreement shall have the meaning ascribed to it in the Plan.

(d) No Rights of Stockholders. Neither Participant, Participant’s legal representative nor a permissible assignee of this award shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in accordance with the terms hereof.

(e) No Right to Directorship. The issuance of the RSUs or the Shares shall not be construed as giving Participant the right to continue as a director of the Company, nor will it affect in any way the right of the Company to terminate such directorship at any time in accordance with its bylaws. In addition, the Company may at any time terminate the term of a director of the Company in accordance with its bylaws free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(f) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Participant hereby submits to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or the Agreement.

(g) Securities Matters. The Company shall not be required to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(h) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(i) No Trust or Fund Created. Participant shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may

make to aid it in meeting its obligations under the Plan. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(j) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

THE MOSAIC COMPANY

By:
Name:
Title:

PARTICIPANT

Name:

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